Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

February 2009 Performance Update

The Frontier Fund Supplement Dated March 11, 2009 to Prospectus Dated February 11, 2009

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

February performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2	February 27, 2009 MTD	February 27, 2009 YTD	NAV / Unit
Balanced Series-2	0.56%	2.16%	$145.52
Balanced Series-2a	0.48%	2.01%	$123.73
Campbell/Graham/Tiverton Series-2	0.58%	0.85%	$125.20
Currency Series-2	-0.28%	-3.10%	$105.91
Long/Short Commodity Series-2	-0.14%	2.77%	$112.31
Winton/Graham Series-2	0.33%	0.48%	$132.11
Winton Series-2	-0.54%	0.09%	$140.17
Long Only Commodity Series-2	-3.48%	-8.98%	$67.77
Managed Futures Index Series-2	-2.04%	-3.40%	$134.95

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of February 27, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$646,642.71
Unrealized trading gain/(loss)			(155,238.15)
Less: commissions			(24,200.16)
Less: FCM fees			(32,236.05)
Foreign currency gain/(loss)			(2,828.30)
Interest income			654.50

Total Income			432,794.55

EXPENSES

Management fees			25,107.14
Incentive fees			2,569.98

Total Expenses			27,677.12

Net Income (Loss)			$405,117.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	487,818.79891	$70,587,921.84	144.70
Current month additions	26,978.78464	3,920,224.31
Current month redemptions	(4,318.03200)	(629,113.56)
Net Income (loss) for current month		405,117.43

Net Asset Value, end of current month	510,479.55155	$74,284,150.02	145.52

	Monthly rate of return		0.56%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$18,340.02
Unrealized trading gain/(loss)			(4,706.35)
Less: commissions			(679.07)
Less: FCM fees			(903.63)
Foreign currency gain/(loss)			(78.91)
Interest income			397.00

Total Income			12,369.06

EXPENSES

Trading Fee			1,801.77
Management fees			1,095.84
Incentive fees			15.93

Total Expenses			2,913.54

Net Income (Loss)			$9,455.52

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,100.92834	$1,982,810.94	123.15
Current month additions	945.74301	117,000.00
Current month redemptions	—	—
Net Income (loss) for current month		9,455.52

Net Asset Value, end of current month	17,046.67135	$2,109,266.46	123.73

	Monthly rate of return		0.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$248,449.37
Unrealized trading gain/(loss)			(179,125.87)
Less: commissions			(1,725.34)
Less: FCM fees			(3,724.54)
Foreign currency gain/(loss)			(184.15)
Interest income			5,583.30

Total Income			69,272.77

EXPENSES

Management fees			18,594.87
Incentive fees			4,580.78

Total Expenses			23,175.65

Net Income (Loss)			$46,097.12

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	65,243.34021	$8,121,557.89	124.48
Current month additions	8,760.01267	1,097,500.00
Current month redemptions	(667.68103)	(83,663.63)
Net Income (loss) for current month		46,097.12

Net Asset Value, end of current month	73,335.67185	$9,181,491.38	125.20

	Monthly rate of return		0.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(12,766.56)
Unrealized trading gain/(loss)			(20,851.41)
Net change in inter-series payables			39,637.56
Less: FCM fees			(8,261.34)
Interest income			2,844.58

Total Income			602.83

EXPENSES

Management fees			8,232.86
Incentive fees			—

Total Expenses			8,232.86

Net Income (Loss)			$(7,630.03)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,515.19409	$2,816,083.54	106.21
Current month additions	18.76681	2,000.00
Current month redemptions	(167.03994)	(17,898.75)
Net Income (loss) for current month		(7,630.03)

Net Asset Value, end of current month	26,366.92096	$2,792,554.76	105.91

	Monthly rate of return		-0.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(20,510.70)
Unrealized trading gain/(loss)			49,279.14
Less: commissions			(5,821.87)
Less: FCM fees			(5,493.38)
Foreign currency gain/(loss)			(61.66)
Interest income			25,294.74

Total Income			42,686.27

EXPENSES

Management fees			39,459.65
Incentive fees			20,324.88

Total Expenses			59,784.53

Net Income (Loss)			$(17,098.26)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	105,686.36034	$11,885,689.43	112.46
Current month additions	2,408.90409	272,600.00
Current month redemptions	(1,917.61817)	(216,729.87)
Net Income (loss) for current month		(17,098.26)

Net Asset Value, end of current month	106,177.64626	$11,924,461.30	112.31

	Monthly rate of return		-0.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$184,797.11
Unrealized trading gain/(loss)			(99,031.78)
Less: commissions			(2,423.58)
Less: FCM fees			(4,429.49)
Foreign currency gain/(loss)			(424.52)
Interest income			9,960.64

Total Income			88,448.38

EXPENSES

Management fees			22,115.59
Incentive fees			17,888.16

Total Expenses			40,003.75

Net Income (Loss)			$48,444.63

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	110,586.23674	$14,561,323.49	131.67
Current month additions	—	—
Current month redemptions	(233.68439)	(31,035.29)
Net Income (loss) for current month		48,444.63

Net Asset Value, end of current month	110,352.55235	$14,578,732.83	132.11

	Monthly rate of return		0.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$69,152.57
Unrealized trading gain/(loss)			(128,740.55)
Less: commissions			(694.73)
Less: FCM fees			(4,948.72)
Foreign currency gain/(loss)			(237.65)
Interest income			12,014.10

Total Income			(53,454.98)

EXPENSES

Management fees			19,740.75
Incentive fees			(10,084.64)

Total Expenses			9,656.11

Net Income (Loss)			$(63,111.09)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,058.98718	$11,705,528.51	140.93
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(63,111.09)

Net Asset Value, end of current month	83,058.98718	$11,642,417.42	140.17

	Monthly rate of return		-0.54%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(27,362.96)
Unrealized trading gain/(loss)			(638.20)
Less: commissions			—
Less: FCM fees			(304.76)
Foreign currency gain/(loss)			—
Interest income			—
			1,146.80

Total Income			(27,159.12)

EXPENSES

Management fees			785.76
Incentive fees			—

Total Expenses			785.76

Net Income (Loss)			$(27,944.88)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit

Net Asset Value, end of prior month	11,311.72299	$794,245.34	70.21
Current month additions	162.64129	11,300.00
Current month redemptions	—	—
Net Income (loss) for current month		(27,944.88)

Net Asset Value, end of current month	11,474.36428	$777,600.46	67.77

	Monthly rate of return		-3.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 28, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(24,300.14)
Unrealized trading gain/(loss)			(2,825.25)
Less: commissions			(191.76)
Less: FCM fees			(529.69)
Foreign currency gain/(loss)			51.60
Interest income			1,770.86

Total Income			(26,024.38)

EXPENSES

Management fees			2,117.37
Incentive fees			—

Total Expenses			2,117.37

Net Income (Loss)			$(28,141.75)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	9,544.36261	$1,314,893.40	137.77
Current month additions	1,915.35564	259,750.00
Current month redemptions	—	—
Net Income (loss) for current month		(28,141.75)

Net Asset Value, end of current month	11,459.71825	$1,546,501.65	134.95

	Monthly rate of return		-2.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2